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                                                                   EXHIBIT 10.62


                           SIMON PROPERTY GROUP, L.P.

                            1998 STOCK INCENTIVE PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement"), effective the ___________ day of _______________, [1998] [1999] by and between SIMON PROPERTY
GROUP, INC., a Delaware corporation (formerly Corporate Property Investors, Inc.) (the "Company"), and MARK S. TICOTIN ("Employee").

                                   BACKGROUND

         By action of its Board of Directors and Stockholders, the Company has adopted the Simon Property Group, L.P. 1998 Stock Incentive Plan (the "Plan"), under which the Company may grant stock options and other stock awards to employees of the Company. The Plan is administered by a committee ("Committee") appointed by Simon Property Group, L.P. (the "Partnership") that has authority to grant stock options to officers and other key employees of the Company and, subject to the provisions of the Plan, to determine the employees to whom and the time or times at which options will be granted, the number of shares to be covered by each option, the period of time and requisite conditions for exercising an option and the terms and provisions of the option agreements.

                                   THE OPTION

         The Committee has determined to grant a stock option to Employee, and Employee, by his execution of this Agreement, agrees to accept the stock option, subject to the following terms and conditions of the Plan:

         SECTION 1. Grant of Option.

     a. Number of Shares. The Company grants to Employee the right and option to purchase, subject to the terms and conditions of this Agreement and the Plan, a total of shares(1) of common stock of the Company, par value $.0001 per share ("Common Stock"), which shares are designated as shares granted under a nonqualified stock option (as that term is described in Section 1(d) below).

--------
(1) 180,000 reduced by the number of incentive stock options granted.
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         b. Option Price. The purchase price of all such shares of Common Stock
shall be $       per share.

         c. "Option" Defined. The option granted hereby and all of Employee's rights under this Agreement and the Plan are referred to collectively as the "Option."

         d. Tax Status of Option. The Option is designated as constituting a "nonqualified stock option" that is not qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         SECTION 2. Vesting of Options. [Such Option vests as to 1/3 of the total amount of shares of Common Stock covered by such Option on the anniversary of the date of grant in each of the years 1999- 2001. In addition, such Option immediately vests as to all of the shares of Common Stock in the event of Employee's death during employment with the Company, Disability, retirement from the Company or any of its affiliates after attaining age 62 ("Retirement"), or discharge without Cause or the Employee's voluntary termination of employment for Good Reason, or upon a Change of Control (each such term as defined in Section 3 below).] (1)[Such Option vests as to 1/2 of the total amount of shares of Common Stock covered by the Option on the anniversary of the date of grant in each of the years 2000-2001.](2)


         SECTION 3. Definitions. (a) "Cause", "Disability" and "Good Reason." For purposes of this Agreement, the terms "Cause", "Disability" and "Good Reason" shall have the meanings attributed to them in the Employee's Employment
Agreement dated as of         , 1998 ("Employment Agreement").

         (b) "Change of Control". For purposes of this Agreement, the term "Change of Control" shall have the meaning attributed to it in Section 4.5 of the Plan.

         SECTION 4. Termination of Option.

         a. Termination for Cause or Resignation without Good Reason. If Employee's employment is terminated by the Company for Cause or he voluntarily resigns without Good Reason (other than as a result of death, Retirement or Disability, all unexercised rights under the Option shall expire on the date of such termination.

  ________

     (1) To be used for options granted on the Effective Date of the Merger.
     (2) To be used for options granted on the first anniversary of the Effective Date of the Merger.
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         b. Other Termination. If, before the Option vests as provided in
Section 2 above, Employee's employment with the Company terminates as a result of death, Disability, Retirement, or discharge without Cause, or the Employee's voluntary termination of employment for Good Reason, the Option shall become vested in accordance with Section 2 and be exercised in accordance with Section 6.

         SECTION 5. Exercise of Option.

         a. Exercise Period - General. Subject to the provisions of Sections 5(b) below, Employee may exercise the Option to purchase the vested shares at any time (whether while serving as an employee of the Company or after ceasing to be an employee of the Company), and from time to time (but not as to less than 50 shares at any one time), on and after the date such shares have vested as provided in Section 2 above through and including _______________ ___, [2008] [2009] [ten year anniversary] (the "Expiration Date").

         b. Exercise Period - Death or Disability or Retirement. If Employee (i) voluntarily terminates employment for Good Reason, (ii) terminates employment due to a discharge without Cause, (iii) dies or incurs a Disability either while serving as an employee of the Company or after ceasing to be an employee of the Company while the Option is still outstanding, or (iv) terminates due to Retirement, the Option may be exercised with respect to the vested optioned shares by Employee or by the executor, administrator or personal representative of Employee's estate or other person entitled by law to Employee's rights under the Option at any time through and including the Expiration Date.

         c. Exercise before the Expiration Date. Notwithstanding any other provision of this Agreement, in no event may the Option or any portion of the Option be exercised after _____________ __, [2008] [2009] [ten year anniversary].

         SECTION 6. Manner of Exercise; Notices. The Option shall be exercised by filing with the Partnership a written notice of Employee's intention to purchase such shares, specifying the number of shares (but not less than 50 shares at any one time) and the date that the purchase is to occur. Payment of the option price may be made (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee) or, with the consent of the Committee, by personal check (subject to collection), (ii) through the delivery of previously owned Common Stock that has been owned by Employee for at least
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six months and that has a fair market value equal to the option price, or (iii)
with the consent of the Committee, by the promissory note and agreement of the Employee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine in its sole discretion; or (iv) by a combination of the foregoing. Full payment must be made for all shares to be purchased before the shares will be released to Employee. Payment in accordance with clause (i) above may be deemed to be satisfied, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Employee's direction at the time of exercise, provided that the Committee may require the Employee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, and does not require any consent (as defined in Section 5.3 of the Plan).

         The exercise notice shall be addressed to the General Counsel of the Partnership at 115 West Washington Street, Indianapolis, Indiana 46204, or at such other address as the Company designates in writing to Employee. Any notice to Employee shall be sent to his address as shown in the records of the Company or at such other address as Employee designates in writing to the Company. Any such notice shall be deemed to have been duly given if it is personally delivered or registered and deposited, postage and registry fee prepaid, in a United States Post Office.

         For purposes of this Section 6, the "fair market value" of any shares of Common Stock that are delivered in payment of the option price shall be equal to (i) the last sale price for Common Stock for the business day immediately preceding the date on which any portion of the Option is exercised as reported on the New York Stock Exchange, or, if Common Stock is not traded on the New York Stock Exchange, on the exchange on which such Common Stock is principally traded, or, if no sale price is reported for such day, the first preceding business day for which a sale price for Common Stock is reported.

         SECTION 7. Reload Option. If Employee delivers shares of Common Stock in payment of the option price of the Option, Employee shall be issued a new stock option (the
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"Reload Option"), under the Plan or any subsequently adopted Company stock incentive or stock option plan (collectively, the "Plans") that has Common Stock available for option grant, upon the following terms: (i) the number of option shares of Common Stock granted under the Reload Option shall be equal to the number of shares of Common Stock that were delivered in payment of the option price of the Option plus, if so provided by the Committee, the shares retained by the Company to satisfy any Federal, state or local tax withholding requirements in connection with the exercise of the Option; (ii) the option exercise price of the Reload Option shall be equal to the fair market value of the Common Stock on the day on which the Reload Option was granted, or, if Common Stock is not then traded on the New York Stock Exchange, on the exchange on which such Common Stock is principally traded; (iii) the Reload Option shall have a term equal to the remaining term of the original Option to which it relates (subject to earlier termination as provided in the Plan and this Agreement); (iv) the Reload Option shall vest immediately, and (v) no Reload Option may be exercised within one year from the date on which the Reload Option was granted.

         SECTION 8. Tax Provisions. At the request of Employee, the Company shall retain or accept a sufficient number of shares in connection with the receipt or exercise of the Option or a sale of the underlying shares to satisfy the Company's tax withholding obligations, if any, or Employee's tax liabilities with respect to such transactions.

         SECTION 9. Adjustments upon Certain Changes in the Common Stock. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to the exercise of the Option, the Option exercise price, and the amount payable by the Employee as the exercise price, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated.

         SECTION 10. Employee's Rights Prior to Issuance of Shares. Employee shall not be, nor shall Employee have any of the rights or privileges of, a stockholder of the Company with regard to any of the shares issuable upon exercise of the Option unless and until a physical stock
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certificate for such shares has been issued or such shares have been credited to
Employee's account under a book entry or comparable system.

         SECTION 11. Assignment or Transfer. The Option shall not be transferable by the Employee other than by will or the laws of descent and distribution and may be exercised during the Employee's lifetime only by the Employee or by his or her guardian or legal representative, except that the Option may be transferred by gift to any member of the Optionee's immediate family or to a trust for the benefit of one or more of such immediate family members. "Immediate family" shall mean the Optionee's spouse, parents, children or grandchildren. Any transferee of the Option shall be subject to the terms and conditions of this Agreement. No such transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. Except as described above, no assignment or transfer of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

         SECTION 12. Continued Employment. Employee shall have no duty or obligation to remain in the employ of the Company. Nothing in this Agreement shall be deemed to confer upon Employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the employment of Employee, which is at will, at any time, subject to the terms of his Employment Agreement.

         SECTION 13. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company and Employee and their respective successors, representatives and assigns.

         SECTION 14. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of any of its provisions.

         SECTION 15. Amendments. This Agreement may only be amended in writing and with the mutual consent of the Company and Employee.
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         SECTION 16. Applicable Law. This Agreement and any disputes arising under this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware and any applicable laws of the United States of America.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the day and year first above written.

ATTEST:                                           SIMON PROPERTY GROUP, INC.

____________________                              By________________________


                                                  __________________________
                                                        Mark S. Ticotin